EXHIBIT 21.1

LIST OF SUBSIDIARIES

First Tier Subsidiary:

Alliance Resource Operating Partners, L.P. (“AROP”) (98.9899% limited partner interest)

Second Tier Subsidiaries:

Alliance Coal, LLC (“Alliance Coal”) (AROP holds a 99.999% non-managing membership interest)

Alliance Minerals, LLC (“Alliance Minerals”) (AROP holds a 100% membership interest)

Alliance Resource Properties, LLC (“Alliance Resource Properties”) (AROP holds a 100% membership interest)

AROP Funding, LLC (AROP holds a 100% membership interest)

UC Coal, LLC (“UC Coal”) (AROP holds a 100% membership interest)

Wildcat Insurance, LLC (AROP holds a 100% membership interest)

Third Tier Subsidiaries:	(Alliance Coal holds a 100% membership interest in (or holds 100% of the outstanding capital stock of) each of the following third-tier subsidiaries)

Alliance Design Group, LLC

Alliance Land, LLC

Alliance Properties, LLC

Alliance Service, Inc.

Backbone Mountain, LLC

CR Services, LLC

Excel Mining, LLC

Gibson County Coal, LLC

Hamilton County Coal, LLC

Hopkins County Coal, LLC

MC Mining, LLC

Mettiki Coal, LLC

Mettiki Coal (WV), LLC

Mid-America Carbonates, LLC

Mt. Vernon Transfer Terminal, LLC

Penn Ridge Coal, LLC

Pontiki Coal, LLC

River View Coal, LLC

Rough Creek Mining, LLC

Sebree Mining, LLC

EXHIBIT 21.1

Steamport, LLC

Tunnel Ridge, LLC

Warrior Coal, LLC

Webster County Coal, LLC

White County Coal, LLC

(Alliance Resource Properties holds a 100% membership interest in (or holds 100% of the outstanding capital stock of) each of the following third-tier subsidiaries)

ARP Sebree, LLC

ARP Sebree South, LLC

Alliance WOR Properties, LLC

(UC Coal holds a 100% membership interest in (or holds 100% of the outstanding capital stock of) each of the following third-tier subsidiaries)

UC Mining, LLC

UC Processing, LLC

Fourth Tier Subsidiaries:

Matrix Design Group, LLC (Alliance Service, Inc. holds a 100% interest)

White Oak Resources LLC (Hamilton County Coal, LLC holds a 100% interest)

WOR Land 6, LLC (Alliance WOR Properties, LLC holds a 100% interest)

Fifth Tier Subsidiary:

Matrix Design International, LLC (Matrix Design Group, LLC holds a 100% interest)

Sixth Tier Subsidiary:

Matrix Design Africa (PTY) LTD (Matrix Design International, LLC holds a 100% interest)

All of the above entities are formed or incorporated, as the case may be, under the laws of the State of Delaware except for the following which are formed or incorporated in the following jurisdictions:

Wildcat Insurance, LLC – Oklahoma

Steamport, LLC – Kentucky

Matrix Design Africa (PTY) LTD – South Africa